Exhibit 99.1

           SUN COMMUNITIES, INC. PROVIDES ADDITIONAL DETAIL REGARDING
             2006 GUIDANCE AND UPDATE ON DAMAGE FROM HURRICANE WILMA

     SOUTHFIELD, Mich., Nov. 1 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, has previously provided financial guidance for 2006. It is the Company's expectation that Funds From Operations (FFO)(1) per share will be in the range of $2.87 to $2.95 per share. The Company expects net income and earnings per share to be affected by increased depreciation and interest expenses which will largely offset improved operating results. That guidance is supported by the following assumptions.

     Same Property Portfolio
     The Company's same property portfolio of 121 communities is expected to generate growth in net operating income (NOI)(2) of 3.9%, based on revenue growth of 3.3% and expense growth of 2%. Expenses are impacted by a slowing in the growth of real estate taxes and a comprehensive review and implementation of cost savings related to all aspects of the business. These initiatives include, but are not limited to, the deferral of the Company's annual community management meeting, increased employee contributions for health care, and a more rigorous bonus program based on the attainment of corporate FFO objectives.

     Occupancy and Rental Increases
     The weighted average rental increase for 2006 is expected to be 3.7% for the manufactured homes and 4.7% for the seasonal recreational vehicle sites. The Company expects to increase occupancy in its manufactured housing portfolio by 296 sites and by 49 sites in its permanent recreational vehicle communities.

     Rental Home Program
     The Company expects to continue to achieve average rental increases of 8% in the home rental program in 2006. The exact extent of the program will depend upon the availability of value priced preowned homes and the recovery of new home shipments and dealer activity to sustain and grow community occupancy. The Company expects to achieve 250 rental home sales in 2006.

     Recurring Capital Improvements
     The Company expects recurring capital expenditures to approximate $6,000,000 in 2006 or $126 per site which is within the range of per site improvements of $115 to $168 per site over the preceding five years. The resulting funds available for distribution will approximate $2.61 per share compared to the current annual dividend rate of $2.52.

     General & Administrative Expenses
     The Company expects general and administrative expenses related to rental property to approximate $12 million in 2006. The Company has strengthened all controls over expenses including instituting a more rigorous bonus program based on the attainment of corporate FFO objectives, increased employee contributions for health insurance, extending vesting terms for stock awards to officers and staffing adjustments. These actions more carefully reflect the needs related to the current industry environment and are not expected to have any effect on the quality of performance. It is assumed that the SEC inquiry is resolved and the effects, if any, are reflected in 2005 results.

     Hurricane Wilma Update
     The Company owns a portfolio of nineteen communities in Florida compromising over 10,000 sites. Hurricane Wilma destroyed five owner-occupied homes and one permanent recreational vehicle with the bulk of the damage caused by uprooted trees. With minor exceptions, power has been restored to all of the Company's Florida communities. Most of the damage relates to debris, largely trees, and signs, fencing, awnings, and carports. The aggregate amount of damages before any recovery from insurance is expected to approximate $600,000.

     All of the Company's seasonal recreational vehicle communities are fully operational for the upcoming season and the availability of gasoline is returning to normal.

     Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 135 communities comprising approximately 47,320 developed sites and over 7,000 sites suitable for development mainly in the Midwest and Southeast United States.

     For more information about Sun Communities, Inc. visit our website at http://www.suncommunities.com

     Statements contained in this press release that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, and are subject to known and unknown risks, uncertainties and assumptions, both general and specific to the matters discussed in this press release. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results of the Company may be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the national and regional economic climates, real estate housing market conditions, real estate rental market conditions, competition from other available manufactured housing sites and alternative forms of housing, ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders, increased operating costs (such as insurance premiums, real estate taxes and utilities) and the ability of the Company to pass such costs on to its tenants, the outcome of the ongoing SEC inquiry, and those risks and uncertainties referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's expectations of future events.

     (1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

     Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

     (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non- property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

SOURCE  Sun Communities, Inc.
     -0-                             11/01/2005
     /CONTACT: Jeffrey P. Jorissen, Chief Financial Officer of Sun Communities, Inc., +1-248-208-2500/
     /Web site:  http://www.suncommunities.com /
     (SUI)

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